UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2018

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Underwritten Public Offering of Class C Capital Stock

On June 28, 2018, Zillow Group, Inc. (the “Company”) entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the underwriters named therein (the “Equity Underwriters”), to issue and sell 5,701,754 shares of its Class C capital stock, par value $0.0001 per share (the “Shares”), in a public offering (the “Shares Offering”) pursuant to a shelf registration statement on Form S-3 (File No. 333-225918) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”). In addition, the Company granted the Equity Underwriters an option to purchase, for a period of 30 calendar days from June 28, 2018, up to an additional 855,263 Shares. Pursuant to the Equity Underwriting Agreement, the Equity Underwriters have agreed to purchase the Shares from the Company at a price of $55.005 per share. The Company estimates that the net proceeds from the Shares Offering will be approximately $313.3 million, or approximately $360.3 million if the Equity Underwriters exercise in full their option to purchase the additional Shares, after deducting underwriting discounts and commissions and estimated offering expenses. All of the shares in the offering are being sold by the Company. The Equity Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Underwritten Public Offering of 1.50% Convertible Senior Notes due 2023

On June 28, 2018, the Company entered into an underwriting agreement (the “Notes Underwriting Agreement”) with Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. (the “Notes Underwriters”) to issue and sell $325.0 million aggregate principal amount of its 1.50% Convertible Senior Notes due 2023 (the “Notes”) in a public offering (the “Notes Offering”) pursuant to the Registration Statement and a related prospectus, including the related prospectus supplement, filed with the SEC. In addition, the Company granted the Notes Underwriters an option to purchase, for a period of 30 calendar days from June 28, 2018, up to an additional $48.75 million aggregate principal amount of Notes. The Company estimates that the net proceeds from the Notes Offering will be approximately $316.5 million, or approximately $364.0 million if the Notes Underwriters exercise in full their option to purchase the additional Notes, after deducting underwriting discounts and commissions and estimated offering expenses. In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions with the Notes Underwriters or their respective affiliates and other financial institutions. The Company intends to use approximately $25.6 million of the net proceeds from the Notes Offering to pay the cost of these capped call transactions. The Notes Underwriting Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes will be issued pursuant to an indenture to be entered into with The Bank of New York Mellon Trust Company, N.A., as trustee.

The Shares Offering and the Notes Offering are expected to close on or about July 3, 2018, in each case subject to customary closing conditions. In connection with the Shares Offering and the Notes Offering, the legal opinions of Perkins Coie LLP as to the legality of the Shares and the Notes sold are filed as Exhibits 5.1 and 5.2, respectively, to this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Equity Underwriting Agreement, dated as of June 28, 2018, by and among Zillow Group, Inc. and Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the underwriters.

1.2	Notes Underwriting Agreement, dated as of June 28, 2018, by and among Zillow Group, Inc. and Goldman Sachs & Co. LLC and Citigroup Global Markets Inc.

5.1	Opinion of Perkins Coie LLP

5.2	Opinion of Perkins Coie LLP

23.1	Consent of Perkins Coie LLP (contained in Exhibit 5.1)

23.2	Consent of Perkins Coie LLP (contained in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2018	ZILLOW GROUP, INC.

	By:	/S/ JENNIFER ROCK
	Name:	Jennifer Rock
	Title:	Interim Chief Financial Officer and Interim Chief Accounting Officer